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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 15, 2002

                       Peoples Ohio Financial Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                Ohio                               0-49619                               31-1795575
-------------------------------------   --------------------------------   -----------------------------------------
      (State of Incorporation)              (Commission File No.)            (IRS Employer Identification No.)


                    635 South Market Street, Troy, Ohio 45373
                    -----------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code:  (937) 339-5000



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                                    FORM 8-K

Item 5.  Other Events.
------   ------------

         The following was contained in a press release issued by Peoples Ohio Financial Corporation on August 15, 2002:

Thursday, August 15, 2002
                                                         Contact:  Linda Daniel
News Release                                                 VP Marketing/Adm.
For Immediate Release                                            (937) 339-5000


              PEOPLES REPORTS RECORD EARNINGS FOR 2002 FISCAL YEAR

The Board of Directors of Peoples Ohio Financial Corporation, the parent company of Peoples Savings Bank (Troy-Piqua-Clayton), reported record earnings for fiscal year 2002, making it the most profitable earnings period in the history of the 112-year old local financial institution.

Total earnings for the fiscal year 2002 were $2,675,000 or $.35 per diluted share, as compared to fiscal year 2001 earnings of $2,421,000 or $.32 per diluted share. Basic earnings per share for fiscal year 2002 were $.36, as compared to $.33 for fiscal year 2001.

Reporting for Peoples, President and CEO Ron Scott said that the 2002 record earnings reflects a 10% increase over the previous year and that there was growth in almost every area of bank services.

"Initiation of the holding company and continuing innovation in creating new or expanded service areas have contributed greatly to our record success this past fiscal year," said Scott.

Scott pointed out that net interest income increased by 20% this past fiscal year while net interest income after provision for loan losses increased 18%. Non-interest income increased for the same period 5%. Scott also acknowledged that while non-performing loans increased slightly during the year, the Bank's asset quality remained strong with non-performing loans comprising just 0.45% of the Bank's loan portfolio at June 30, 2002 compared to 0.26% in the prior year. In addition, return on average assets (ROAA) was 1.23% while return on equity
(ROE) was 11.22% for fiscal year 2002.

"Peoples enjoyed another strong year in the mortgage loan area," Scott said. He also underscored the continued progress of the Trust Department, which manages $133,652,000 in assets.

Peoples completed a successful year and a half of operation of a new full-service state-of-the-art banking center and two stand-alone drive-thru ATM locations in Clayton (Northern Montgomery County). Also Peoples currently has banking centers, ATM locations, and trust offices in Troy and Piqua.

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Scott believes that Peoples' strategy of providing very good basic products/services while growing and developing new areas of service is working. Originally chartered under Ohio law in 1890, Peoples Savings Bank created a savings and loan holding company, Peoples Ohio Financial Corporation, effective January 2002. Common shares of Peoples stock are now traded in the over-the-counter market under the symbol "POHF".


                                     - 30 -
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             PEOPLES OHIO FINANCIAL CORPORATION

                                             By: /s/ Ronald B. Scott
                                                 ------------------------------
                                                 Ronald B. Scott
                                                 President


Date: September 16, 2002